Exhibit 4
EXECUTION COPY
DEALER MANAGERS AGREEMENT
January 8, 2007
Barclays Capital Inc.
200 Park Avenue
New York, New York 10166
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
     1.     Invitation. The United Mexican States, acting through the Ministry of Finance and Public Credit (“UMS”), plans to make an Invitation (as defined below) to owners of its outstanding debt securities listed in Schedule I hereto (collectively, the “Old Bonds”) to submit one or more offers to (i) exchange Old Bonds for UMS’s U.S. dollar-denominated 6.75% Global Notes due 2034 (the “Reopened Notes”) and, in the case of the 2031 Notes and the 2033 Notes (each as defined in Schedule I), a cash payment; or (ii) sell Old Bonds to UMS for a U.S. dollar amount in cash; (each such offer, an “Offer”) in a modified Dutch auction, on the terms and subject to the conditions set forth in the Invitation Supplement (as defined in Section 9(a) hereof) and the related letters transmitted electronically through the Invitation Website (the “Letters of Transmittal”), which, together with the Prospectus (as defined in Section 9(a) hereof), constitute the “Invitation”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Invitation Supplement.
     2.     Appointment as Dealer Managers. UMS hereby appoints each of Barclays Capital Inc. and Morgan Stanley & Co. Incorporated as exclusive dealer managers (the “Dealer Managers”) in connection with the Invitation and authorizes each of you to act as such on its behalf, in accordance with this Dealer Managers Agreement (this “Agreement”). You agree to (i) use your reasonable best efforts to solicit Offers pursuant to the Invitation, (ii) communicate with brokers, dealers, commercial banks and trust companies with respect to the Invitation, and (iii) perform the duties ascribed to you in the Invitation Material (as defined in Section 4(a) hereof).
     3.     No Liability for Acts of Dealers, Commercial Banks and Trust Companies. Neither you nor any partners, officers, directors, agents, employees or controlling persons (if any) of you or any of your affiliates, shall have any liability (in tort, contract or otherwise) to UMS or any other person asserting claims on behalf of or in right of UMS for any act or omission on the part of any broker or dealer in securities (each, a “Dealer”) (other than yourselves) or any commercial bank or trust company that solicits Offers. Further, no Dealer Manager shall have any liability (in tort, contract or otherwise) to UMS or any other person asserting claims on behalf of or in right of UMS for any losses, claims, damages, expenses or liabilities arising in connection with or as a result of either your engagement or any matter referred to in this Agreement, except for any such losses, claims, damages, expenses or liabilities incurred by UMS or any other person asserting claims on behalf of or in right of UMS that result from such Dealer Manager’s bad faith, gross negligence or willful misconduct in performing the services that are the subject of this Agreement. In soliciting or obtaining Offers, you, as Dealer Managers, shall act as independent contractors, and no Dealer, commercial bank or trust company is to be deemed to be acting as your agent or the agent of UMS, and you, as Dealer Managers, are not to be deemed the agent of each other, UMS, any Dealer, commercial bank or trust company or any other person. It is understood that nothing in this Agreement nor the nature of your services shall be deemed to create a fiduciary duty or agency relationship between you and UMS.
     4.     The Invitation Material; Free Writing Prospectuses.
     (a) In connection with the Invitation, UMS authorizes each of you to reproduce and distribute, as you may deem necessary or advisable, the Invitation Supplement, the Prospectus, the Letters of Transmittal, the related letter from UMS to brokers, dealers, commercial banks, trust companies and other nominees and the form of the letter from any of them to clients, any “issuer free writing prospectus” as defined in Rule 433 under the United States Securities Act of 1933, as amended (the “Act”), used in connection with the Invitation (an “Issuer Free Writing Prospectus”), and any press releases and newspaper advertisements that have been delivered to you by UMS in final and approved form (collectively, including any amendments or supplements thereto provided by or on behalf of UMS in accordance with this Agreement and all the material available in the Invitation Website, the “Invitation Material”), and any permitted “free writing prospectus” specified in Section 4(b) hereof, for use by you in connection with the Invitation. Any other offering materials and information relating to the Invitation that UMS may cause to be prepared or may approve shall be called “Additional Material”. UMS and the Dealer Managers expressly agree that Offers shall be transmitted electronically through the Invitation Website pursuant to the procedures described in the Invitation. UMS further agrees to cause to be furnished to each of you (in New York City) as many copies as you may reasonably request of the Invitation Material and the Additional Material and shall cause to be mailed (or distributed electronically) to each registered holder of any Old Bond, as soon as practicable, a reasonable number of copies of the Invitation Material and the Additional Material. Thereafter, to the extent practicable until the Expiration Date (as defined in the Invitation), UMS shall use its best efforts to cause copies of the Invitation Material to be mailed to each person who becomes a holder of record of any Old Bond upon its request therefore.
     (b) UMS shall not amend or supplement the Invitation Material, or prepare or approve any Additional Material for use in connection with the Invitation, without your consent, which consent shall not be unreasonably withheld. Except for any “free writing prospectus” (as defined in Rule 405 under the Act) (a “Free Writing Prospectus”) containing customary information and prepared by the Dealer Managers for use by them on Bloomberg screens or similar communication and that is not (i) an Issuer Free Writing Prospectus or (ii) a Free Writing Prospectus containing “Issuer information” (as defined in Rule 433(h)(2) under the Act), you shall not prepare or approve any other press releases or other offering material (other than material prepared solely for the internal use of a Dealer Manager) for use in connection with the Invitation, without UMS’s consent, which consent shall not be unreasonably withheld. UMS agrees that, a reasonable time prior to using or filing with the United States Securities and Exchange Commission (the “Commission”) or with any other Federal or other governmental agency, authority or instrumentality, domestic or foreign (each, including the Commission, an “Agency”), any Invitation Material or Additional Material (whether preliminary or otherwise), or a Form 18-K (as defined in Section 9(a) hereof), UMS will submit or cause to be submitted copies of such material to you for your approval, which approval shall not be unreasonably withheld.
     (c) UMS will advise you promptly of (i) the occurrence of any event which could cause UMS to withdraw, rescind, terminate or modify the Invitation or would permit UMS to exercise any right not to purchase or exchange the Old Bonds tendered pursuant to the Invitation, (ii) any requirement to amend or supplement any Invitation Material or Additional Material, (iii) the issuance of any communication, comment or order relevant to the Invitation by any Agency (and, if in writing, will furnish you a copy thereof), (iv) any litigation or administrative or governmental action with respect to the Invitation of which UMS becomes aware, and (v) any other information relating to the Invitation which you may from time to time reasonably request in the performance of your duties hereunder. UMS shall have complete authority to, and in its discretion may, terminate the Invitation at any time on or prior to the close of business on the business day following the Expiration Date; provided that once UMS announces its acceptance of Offers as set forth in the Invitation Supplement, UMS’s acceptance will be irrevocable. You will promptly inform UMS of any litigation or administrative or governmental action with respect to the Invitation of which you become aware.

     (d) UMS agrees (i) to prepare or cause to be prepared the Invitation Supplement and any amendment or supplement thereto in a form approved by you and to file such Invitation Supplement or any amendment or supplement thereto pursuant to Rule 424(b) under the Act not later than, in the case of the Invitation Supplement, the Commission’s close of business on the second business day following the Commencement Date, and in the case of any amendment or supplement which contains information relating to the results of the Invitation and such additional information as might be required under the Act, the Commission’s close of business on the second business day following the Announcement Date; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, of the suspension of the qualification of the Reopened Notes for offering or sale in any jurisdiction in the United States or any jurisdiction identified in Annex III hereto, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Free Writing Prospectus or the Prospectus or any amendment or supplement thereto or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, any Free Writing Prospectus or the Invitation Supplement or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and (ii) promptly from time to time during and following the Expiration Date of the Invitation, to take such action as you may reasonably request to qualify the Invitation and the Reopened Notes for offering and sale under the securities laws of the United States of America and such jurisdictions set forth in Annex III hereto as you may reasonably request and to comply with such laws so as to permit the continuance of the Invitation and sales and dealings in the Reopened Notes in such jurisdictions for as long as may be necessary to complete the Invitation and the distribution of the Reopened Notes, provided that in connection therewith UMS shall not be required to file a general consent to service of process in any jurisdiction. Likewise, with respect to the jurisdictions identified in Annex III hereto, each of UMS and you shall take actions reasonably available to it or you, respectively, to permit the continuance of the Invitation and the distribution of the Reopened Notes on the terms and conditions contemplated by such document, provided that if either UMS or you believe that the cost or burden of any such actions make them unreasonable, you and UMS shall consult in good faith with a view to restructuring the conduct of the Invitation and the distribution of the Reopened Notes in such jurisdiction in such a way that permits, to the extent possible, the continuance of the Invitation and the distribution of the Reopened Notes in such jurisdiction.
     (e) UMS agrees, if the delivery of a prospectus is required under the Act (including any of the rules promulgated by the Commission thereunder) or the laws of any jurisdiction identified in Annex III hereto at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the Invitation and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act or the laws of any jurisdiction identified in Annex III hereto, to notify you and upon your request to prepare and furnish to each Dealer Manager and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case you are required to deliver a prospectus in connection with sales of any of the Reopened Notes at any time under the Act, upon your request, to prepare and deliver to such Dealer Manager as many copies as it may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.
     (f) Our offers and solicitations and your solicitations shall be made only in the United States and the jurisdictions identified in Annex III hereto, and shall be conducted (including, without limitation, in respect of the use and distribution of the Invitation Material and Additional Material) in compliance with the limitations and qualifications set forth in the document dated the date hereof captioned “Foreign Jurisdiction Investment Restrictions”. No offers, distributions of the Invitation Material or Additional Material or solicitation shall be made in any other jurisdiction without your and UMS’s prior written consent. You agree that all material published in the United Kingdom in connection with the Invitation will be issued on behalf of UMS.
     (g) UMS represents and agrees that it has not made and will not make any offer relating to the Invitation that would constitute a Free Writing Prospectus or portion thereof required to be filed by UMS with the Commission or retained by UMS under Rule 433 under the Act without your prior written consent (which shall not be unreasonably withheld) and that Annex IV hereto is a complete list of any Issuer Free Writing Prospectuses used on or prior to the date hereof for which UMS has received such consent. UMS has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. UMS agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus (i) would conflict with the information in the Registration Statement or the Prospectus or (ii) when taken together with the Prospectus, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, UMS will give you prompt notice thereof, and if you so request, will prepare and furnish without charge to each of you an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to UMS by you expressly for use therein.
     (h) Each Dealer Manager represents and agrees that it has not made and will not make any offer relating to the Invitation that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a Free Writing Prospectus or a portion thereof, required to be filed by UMS under Rule 433 under the Act, without UMS’s prior written consent (which shall not be unreasonably withheld).
     5.     Participation by Dealer Managers. UMS and the Dealer Managers agree to the matters described in the Invitation Supplement under the caption “The Invitation — Participation by Mexico and the Dealer Managers”.
     6.     Compensation. UMS agrees to pay you as compensation for your services as Dealer Managers and for your advisory services in structuring and arranging the transaction contemplated hereby a total amount equal to 0.25% of the aggregate principal amount of the Reopened Notes issued on the settlement date for the Invitation (the “Settlement Date”). Any such fees shall be shared between the Dealer Managers as follows: 50% to Barclays Capital Inc. and 50% to Morgan Stanley & Co. Incorporated. Such fees shall be payable in U.S. dollars on the Settlement Date, in immediately available funds, to an account or accounts in New York City designated by the Dealer Managers and free and clear of any and all withholding or other similar taxes imposed by UMS; if any such taxes are payable, the fees payable hereunder shall be increased so that the amount paid shall be equal to the amount that would have been payable had such taxes not been applicable.
     7.     Expenses. UMS and you agree to pay and/or reimburse each other for documented costs and expenses incurred in connection with the transactions contemplated hereby to the extent and as set forth in Schedule II hereto; provided, however, that this sentence shall in no way affect UMS’s obligations as set forth in Section 11 to this Agreement. All payments to be made pursuant to this Section 7 for the reimbursement of expenses shall be payable promptly after an itemized invoice specifying the expenses to be reimbursed has been received by the party making such reimbursement. The parties shall perform their respective obligations set forth in this Section 7 regardless of whether or not the Invitation is commenced, UMS terminates the Invitation prior to the business day following the Expiration Date, or UMS issues any Reopened Notes or purchases any Old Bonds pursuant to the Invitation or whether a Dealer Manager withdraws pursuant to Section 10 hereof.

     8.     Exchange Agent and Luxembourg Exchange Agent; Information Agent; Securityholder Lists.
     (a) UMS will appoint Bondholder Communications Group as information agent in connection with the Invitation (the “Information Agent”) and exchange agent in connection with the Invitation (the “Exchange Agent”) and will appoint Kredietbank S.A. Luxembourgeoise to serve as Luxembourg exchange agent in connection with the Invitation (the “Luxembourg Exchange Agent”) pursuant to an exchange and information agent agreement (the “Exchange and Information Agent Agreement”). The Dealer Managers are authorized to communicate directly with the Exchange Agent, the Luxembourg Exchange Agent and the Information Agent (and any other depositary, information agent, exchange agent or depositary or other agent designated or retained by UMS) with respect to matters relating to the Invitation.
     (b) UMS agrees to cause to be furnished to you, to the extent the same is available to UMS, cards or lists or copies thereof showing the names and addresses of, and principal amount of Old Bonds held by, the registered holders or beneficial owners of such Old Bonds as of a recent date, and shall use its reasonable best efforts to cause you to be advised from day to day during the period of the Invitation as to any changes in identity of the registered or beneficial owners of the Old Bonds. UMS shall include a provision in its agreement with the Exchange Agent to inform each of you during each business day during the Invitation, of Offers received pursuant to the Invitation and such other information as you may reasonably require in connection with your services hereunder. You agree to use such information only in connection with the Invitation and not to furnish such information to any other person except in connection with the Invitation.
     9.     Representations, Warranties and Covenants of UMS.
UMS represents, warrants and covenants to you that:
     (a) UMS meets the requirements for use of Schedule B under the Act, is a “seasoned” foreign government issuer within the meaning of Commission Release No. 33-6424 and has filed with the Commission registration statements on Schedule B (Files No. 333-122616, 333-131901 and 333-132126) relating to debt securities and warrants, including the Reopened Notes (together, the “Debt Securities”); such registration statements and any post-effective amendment thereto, each in the form heretofore delivered to you or your counsel, have been declared effective by the Commission in such form; no other document with respect to such registration statements or document incorporated by reference therein has heretofore been filed with the Commission, other than the documents incorporated therein by reference and prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you or your counsel; and no stop order suspending the effectiveness of either such registration statements, and no order preventing or suspending use of the Prospectus or any amendment or supplement thereto has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The invitation supplement, dated January 8, 2007, relating to the Invitation and filed with the Commission pursuant to Rule 424(b) of the Act is referred to herein as the “Invitation Supplement”. The various parts of such registration statements (not including each prospectus and prospectus supplement contained in registration statement File No. 333-122616, which, pursuant to Rule 429 under the Act, have been superseded by the prospectus and prospectus supplement contained in registration statement File No. 333-132126), including all exhibits thereto and the documents incorporated by reference in the prospectus and prospectus supplement contained in such registration statements at the time such part of the registration statements became effective, each as amended at the time such part of the registration statements became effective, are collectively referred to herein as the “Registration Statement”; the basic prospectus relating to the Debt Securities contained in the registration statement File No. 333-132126, in the form in which it was filed with the Commission on April 10, 2006, is referred to herein as the “Basic Prospectus”; the prospectus supplement relating to UMS’s Global Medium Term Notes, Series A, contained in the registration statement File No. 333-132126, in the form in which it was filed with the Commission on April 10, 2006, is referred to herein as the “Prospectus Supplement”; the Basic Prospectus, as supplemented by the Prospectus Supplement and the Invitation Supplement is herein called the “Prospectus”; any reference to the Invitation Supplement, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein as of the respective dates of such Invitation Supplement, Prospectus Supplement and Prospectus; any reference to any amendment or supplement to the Invitation Supplement, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18-K/A (including all exhibits thereto) (collectively, a “Form 18-K”) filed after the date of such Invitation Supplement, Prospectus Supplement or Prospectus, as the case may be, under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Invitation Supplement, Prospectus Supplement or Prospectus; and any reference herein to any amendment to the Registration Statement shall be deemed to refer to and include any Form 18-K filed after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.
     (b) The Registration Statement, the Invitation Supplement, the Prospectus Supplement and the Basic Prospectus, and any further amendments or supplements to the above conform to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement did not, as of the applicable effective date of the Registration Statement, and will not, as of the applicable date of any amendment thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Invitation Supplement, the Prospectus Supplement and the Basic Prospectus, as amended or supplemented with respect to the Invitation as of the applicable filing date thereof, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to UMS by you expressly for use in the Prospectus as amended or supplemented with respect to the Invitation.
     (c) For purposes hereof, the “Time of Sale” is the time at which exchange offers submitted pursuant to the Invitation become irrevocable on the Expiration Date which, unless extended or earlier terminated by UMS, shall be 5:00 p.m., New York City time, on January 11, 2007. The Prospectus, as supplemented by each Issuer Free Writing Prospectus listed on Annex IV hereto and any additional Issuer Free Writing Prospectuses used prior to the Time of Sale pursuant to Section 9(y) hereof, taken together (collectively, the “Time of Sale Information”), as of the Time of Sale will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to UMS by you expressly for use therein. Each such Issuer Free Writing Prospectus did not, or will not, conflict with the information contained in the Registration Statement.
     (d) (i) At the earliest time after filing the Registration Statement (or the most recent post-effective amendment thereto) that UMS or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) and (ii) as of the date hereof, UMS was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that UMS be considered an “ineligible issuer”.
     (e) The Invitation Material comply and (as amended or supplemented, if amended or supplemented) will comply in all material respects with all applicable requirements of the United States federal securities laws and the laws of those jurisdictions in which you are authorized to solicit Offers pursuant to this Agreement, and the Invitation Material, including the information incorporated by reference therein, do not contain and (as amended or supplemented, if amended or supplemented) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to UMS by you expressly for use in the Invitation Material as amended or supplemented.
     (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any prospective material adverse change, in or affecting the financial, economic, political, fiscal or other condition, or foreign exchange controls, of UMS, otherwise than as set forth in or contemplated by the Prospectus.
     (g) The execution and delivery of this Agreement and all other documents to be executed and delivered by UMS hereunder and the consummation of the Invitation (including any related provisions for the payment of any cash payable by UMS pursuant to the Invitation) have been duly authorized and this Agreement has been duly executed and delivered by UMS and constitutes the valid and binding agreement of UMS enforceable against UMS in accordance with its terms, subject to laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and additionally subject, as to Section 11 hereof, to any limitations imposed by the securities laws of any applicable jurisdiction.
     (h) The Reopened Notes have been duly authorized, and, when executed, issued, authenticated and delivered pursuant to the Invitation and the Fiscal Agency Agreement (as defined below), will have been duly executed, issued, authenticated and delivered and will constitute valid and legally binding direct, general and unconditional External Indebtedness (as defined in paragraph (j) of this Section 9) of UMS, subject to laws of general applicability relating to or affecting creditors’ rights, entitled to the benefits provided by the Fiscal Agency Agreement, dated as of September 1, 1992, as amended by Amendment No. 1, dated as of November 28, 1995, and by Amendment No. 2, dated as of March 3, 2003 (as amended, the “Fiscal Agency Agreement”), between UMS and Citibank, N.A., as fiscal agent (the “Fiscal Agent”), substantially in the form filed as an exhibit to the Registration Statement; the Fiscal Agency Agreement has been duly authorized, executed and delivered by UMS and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject to laws of general applicability relating to or affecting creditors’ rights; and the Fiscal Agency Agreement (to the extent the provisions thereof are applicable to the Reopened Notes) conforms, and the Reopened Notes will conform, to the descriptions thereof contained in the Prospectus as amended or supplemented with respect to the Invitation.
     (i) All consents, approvals, authorizations, orders, registrations, filings or qualifications of or with any court or governmental agency or other regulatory body or instrumentality of UMS required for the due execution, delivery and performance by UMS of this Agreement, the making and consummation of the Invitation (including any related provisions for the payment of any cash payable by UMS pursuant to the Invitation), the validity or enforceability of this Agreement against UMS and the issue and sale of the Reopened Notes have been obtained and are in full force and effect and will comply with UMS’s Federal Budget and Federal Revenue Law for fiscal year 2007.
     (j) The Reopened Notes will rank pari passu, without any preference one over the other among themselves, with all other unsecured and unsubordinated obligations of UMS, present and future, relating to External Indebtedness. For purposes of this Agreement, “External Indebtedness” means any indebtedness for money borrowed which is payable by its terms or at the option of its holder in any currency other than the currency of the United Mexican States (other than such indebtedness that is originally issued or incurred within the United Mexican States). Indebtedness is issued or incurred in the United Mexican States if settlement occurs in the United Mexican States; and “indebtedness” means all unsecured and unsubordinated obligations of UMS in respect of money borrowed by UMS and guarantees of UMS in respect of money borrowed by others. The 2034 Notes will be consolidated and form a single series with, and be fully fungible with, UMS’s outstanding U.S.$1,500,000,000 6.75% Global Notes due 2034 (CUSIP No. 91086QAS7, ISIN US91086QAS75, Common Code 020218118).
     (k) Other than as set forth in the Prospectus, there are no legal or governmental actions, suits, arbitrations or proceedings pending to which UMS is a party or of which any of its properties is the subject which, if determined adversely to UMS, would individually or in the aggregate have a material adverse effect on UMS’s ability to perform its obligations under the Reopened Notes, this Agreement, the Invitation, or the Fiscal Agency Agreement with respect to the Reopened Notes; and, to the best of UMS’s knowledge, no such actions, suits, arbitrations or proceedings have been threatened.
     (l) UMS is not in default in the payment of principal, interest or any other amount owing on any obligation in respect of External Indebtedness for money borrowed, and UMS has not received any notice of default (other than with respect to any failure to deliver periodically economic or financial information pursuant to agreements relating to UMS’s External Indebtedness) or acceleration with respect to any obligation in respect of External Indebtedness for money borrowed, in each case or in the aggregate, which would have a material adverse effect on the financial, economic or fiscal condition of UMS or its ability to perform its obligations under this Agreement, the Invitation, the Fiscal Agency Agreement or the Reopened Notes or which is otherwise material to the rights of the holders of the Reopened Notes; and the issue and sale of the Reopened Notes and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any treaty, convention or material agreement or material instrument to which UMS is a party or by which it is bound and will not result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the revenues or assets of UMS under any such agreement or instrument and will not infringe any law or regulation of UMS.
     (m) There is no tax, levy, deduction, charge or withholding imposed by UMS or any political subdivision thereof either (i) on, by virtue of, or in connection with, the execution, delivery or enforcement of this Agreement, the Fiscal Agency Agreement, the Invitation or the Reopened Notes, or (ii) on any payment to be made by UMS hereunder or pursuant to the Invitation or under the Reopened Notes, provided that the Old Bonds being purchased and/or exchanged and such Reopened Notes are held by a non-Mexican individual or corporation who is not a resident of UMS for tax purposes directly and not through a permanent establishment thereof in UMS.
     (n) No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Dealer Managers to UMS or any political subdivision or taxing authority thereof or therein in connection with (i) the purchase of the Old Bonds; (ii) the issuance, sale and delivery by UMS to or for the respective accounts of the Dealer Managers of the Reopened Notes issued and sold pursuant to Offers submitted by the Dealer Managers or (ii) the sale and delivery outside UMS by the Dealer Managers of the Reopened Notes acquired pursuant to Offers submitted by the Dealer Managers to the initial purchasers thereof.
     (o) UMS will, on the Settlement Date, have sufficient funds available to enable it to purchase all Old Bonds accepted for purchase pursuant to the Invitation and to make all payments contemplated by the Invitation Material, Additional Material and this Agreement, subject to the conditions set forth in the Invitation. UMS agrees to pay promptly, as appropriate and in accordance with the terms and subject to the conditions of the Invitation Material and Additional Material, the purchase price for the Old Bonds and payments referred to in the preceding sentence.
     (p) UMS has made or will make any arrangements necessary to be made by it to permit settlement to occur through the clearing systems contemplated by the Invitation.
     (q) UMS will file a notice with the Comisión Nacional Bancaria y de Valores (the National Banking and Securities Commission) as required under the Mexican Securities Market Law.
     (r) UMS will make generally available to its security holders in the United States and to you as soon as practicable, a statement of the revenues and expenditures of UMS covering the first full fiscal year of UMS commencing after the date hereof which will satisfy Section 11(a) of the Act and the rules and regulations of the Commission thereunder.
     (s) During the period beginning from the date hereof and continuing to and including the Settlement Date, UMS will not offer, sell, contract to sell or otherwise dispose of any Old Bonds acquired by it pursuant to the Invitation or any debt securities of UMS that are substantially similar to the Reopened Notes, are denominated in U.S. dollars, are to be placed outside UMS and mature more than 10 years after the Settlement Date, without your prior written consent.
     (t) So long as any Reopened Notes are outstanding, upon request UMS will furnish or cause to be furnished to you, as soon as practicable after the availability thereof, copies of (A) UMS’s annual federal budget and public accounts, to the extent that such information has been made publicly available by or on behalf of UMS, and (B) all reports filed by UMS with the Commission.
     (u) UMS has applied for the listing of the Reopened Notes on the Luxembourg Stock Exchange and will use its best efforts to cause such listing to be approved.
     (v) UMS agrees that it will not announce the acceptance of any Offer on or prior to the Announcement Date unless each of the conditions set forth in Section 10 hereof to be satisfied on or prior to such date has been satisfied or waived by the Dealer Managers.
     10. Conditions. The Dealer Managers shall be entitled to withdraw as Dealer Managers in connection with the Invitation, at any time, if the conditions set forth in this Section 10 are not met, and the obligations of the Dealer Managers hereunder shall at all times be subject, in their discretion, to the conditions that:
     (a) All representations and warranties and other statements of UMS contained herein are now, and on the Announcement Date, at all times during the Invitation and on the Settlement Date will be, true and correct.
     (b) UMS at all times during the Invitation shall have performed all of its obligations hereunder theretofore required to have been performed.
     (c) The Invitation Supplement and any amendment or supplement thereto with respect to the Invitation shall have been filed with the Commission by post-effective amendment or pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(d) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof and no order preventing or suspending use of any Issuer Free

Writing Prospectus, the Prospectus or any amendment or supplement thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and any Issuer Free Writing Prospectus and any other material required to be filed by UMS pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433.
     (d) On the date hereof (the “Commencement Date”) and the Announcement Date, Sullivan & Cromwell LLP, your United States counsel, shall have furnished to you such written opinion or opinions, dated the respective date of delivery thereof, with respect to the validity of the Fiscal Agency Agreement and the Reopened Notes, the Registration Statement, the Prospectus and such other related matters as you may have reasonably requested sufficiently in advance of each such date, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering their opinions, Sullivan & Cromwell LLP may assume all matters of Mexican law covered by the opinions referred to in paragraphs (e) and (f) of this Section 10.
     (e) On the Commencement Date and the Announcement Date, Ritch Mueller, S.C., your Mexican counsel, shall have furnished to you such written opinion or opinions, dated the respective date of delivery thereof, with respect to the validity of this Agreement, the Fiscal Agency Agreement and the Reopened Notes, the Registration Statement, the Prospectus and such other related matters as you may have reasonably requested sufficiently in advance of each such date, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, such counsel may assume all matters of United States Federal and New York law covered by the opinions referred to in paragraph (d) of this Section 10.
     (f) On the Commencement Date and the Announcement Date, the Deputy Director General of Legal Procedures of Credit of the Ministry of Finance and Public Credit, or the Fiscal Attorney of the Federation or the Deputy Fiscal Attorney of the Federation, shall have furnished to you his or her written opinion, dated the respective date of delivery thereof, in form and substance satisfactory to you, addressing the matters set forth in Annex I hereto. In rendering such opinion, such counsel may state that his or her opinion is limited to matters of Mexican law and, as to all matters of United States Federal and New York law, may rely upon the opinion referred to in paragraph (g) of this Section 10.
     (g) On the Commencement Date and the Announcement Date, Cleary Gottlieb Steen & Hamilton LLP, United States counsel for UMS, shall have furnished to you their written opinion, dated the respective date of delivery thereof, in form and substance satisfactory to you, addressing the matters set forth in Annex II hereto. In rendering such opinion, such counsel may state that their opinion is limited to the Federal laws of the United States and the laws of the State of New York.
     (h) UMS shall have furnished to you, on the Commencement Date and the Announcement Date, a certificate in English, dated the respective date of delivery thereof, of the Deputy Undersecretary for Public Credit of the Ministry of Finance and Public Credit of the United Mexican States, in which such official shall state that, to the best of his or her knowledge after reasonable investigation: (i) the representations and warranties of UMS in this Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made at and as of the respective date of such certificate (other than such representations and warranties which are made as of a specified date), (ii) UMS has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the respective date of such certificate, (iii) no proceeding has been initiated, or to the best of his or her knowledge, threatened to restrain or enjoin the making of the Invitation or the issuance or delivery of the Reopened Notes or the purchase of Old Bonds by UMS pursuant to the Invitation Material or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Invitation will be effected, the Reopened Notes will be issued and/or the Old Bonds will be purchased pursuant thereto or to question the validity of the Invitation or the Reopened Notes, and none of said laws, proceedings, directives, resolutions, approvals, consents or orders has been repealed, revoked or rescinded in whole or in relevant part, and (iv) since the respective dates as of which information is given in the Prospectus as amended or supplemented and on or before the Announcement Date, there has not been any material adverse change, or any prospective material adverse change, in or affecting the financial, economic, fiscal, political or other condition, or foreign exchange controls, of UMS, except as set forth in or contemplated by the Prospectus as amended or supplemented.
     (i) Since the respective dates as of which information is given in the Prospectus as amended or supplemented on or before the Announcement Date, there shall not have been any material adverse change, or any prospective material adverse change, in or affecting the financial, economic, fiscal, political or other condition, or foreign exchange controls, of UMS, otherwise than as set forth in or contemplated by the Prospectus as amended or supplemented on or prior to the Announcement Date, the effect of which, in any such case, is in your reasonable judgment, after consultation with UMS, so material and adverse such as to make it impracticable or inadvisable to proceed with the Invitation or the delivery of the Reopened Notes or purchase of the Old Bonds on the terms and in the manner contemplated by the Prospectus as amended or supplemented.

     (j) Subsequent to the execution and delivery of this Agreement and on or before the Settlement Date there shall not have occurred any of the following: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (B) trading of any securities of UMS shall have been formally suspended or limited on any international exchange; (C) a general moratorium on commercial banking activities in New York or the United Mexican States declared by either United States or New York State authorities or authorities of UMS, respectively; (D) a material failure in the computerized systems used to operate and maintain The Depository Trust Company’s Automated Tender Offer Program; or (E) the outbreak or escalation of hostilities involving the United States or the United Mexican States or the declaration by the United States or the United Mexican States of a national emergency or war, if the effect of any such event specified in clause (E) is in your reasonable judgment, after consultation with UMS, so material and adverse as to make it impracticable or inadvisable to proceed with the Invitation or the delivery of the Reopened Notes on the terms and in the manner contemplated by the Prospectus as amended or supplemented.
     (k) The Deputy Undersecretary for Public Credit or the Deputy Director General of Legal Procedures of Credit of the Ministry of Finance and Public Credit of the United Mexican States shall have furnished to you on the Commencement Date and the Announcement Date a certificate in English, dated the date of delivery, to the effect that as of its effective date, the Registration Statement and any further amendment thereto made by UMS did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; that, as of the date of the Invitation Supplement, the Prospectus, and any further amendment or supplement thereto made by UMS, the Prospectus as so amended or supplemented, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; that, as of the Time of Sale, the Time of Sale Information and any further amendment or supplement thereto made by UMS did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and that, as of the respective date of such certificate, neither the Registration Statement nor the Prospectus nor the Time of Sale Information or any amendment or supplement thereto made by UMS contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing certification shall not apply to the statements in or omissions from the Registration Statement or the Prospectus or the Time of Sale Information or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to UMS in writing by you expressly for use in the Registration Statement or the Prospectus or the Time of Sale Information or such amendment or supplement thereto.

     (l) UMS shall have furnished to you on each of the Commencement Date and the Announcement Date such further information, certificates and documents as you may reasonably request.
     11. Indemnification and Contribution.
     (a) UMS agrees (i) to indemnify and hold each Dealer Manager harmless against any loss, damage, reasonable and documented expense, liability or claim (or action in respect thereof) (A) which arises out of or is based upon any untrue statement of a material fact or alleged untrue statement of material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus as amended or supplemented, or any amendment or supplement thereto, the Invitation Material or the Additional Material or any of the documents referred to therein or in any amendment or supplement to any of the foregoing, or which arises out of or is based on the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that UMS shall not be liable in any such case to the extent that any such loss, claim, damage, reasonable and documented expense, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus, the Invitation Material or the Additional Material or any such amendment or supplement in reliance upon and in conformity with written information furnished to UMS by such Dealer Manager expressly for use therein; or (B) which arises out of or is based upon any breach by UMS of any representation or warranty or failure by UMS to comply with any obligation set forth herein; or (C) which arises out of or is based upon a withdrawal, rescission, termination or modification of or a failure by UMS to make or consummate the Invitation; and (ii) to indemnify and hold each Dealer Manager harmless against any and all other loss, damage, reasonable and documented expense, liability or claim (or action in respect thereof) which otherwise arises out of or is based upon or asserted against such Dealer Manager in connection with its acting as a Dealer Manager in connection with the Invitation, or rendering any financial advisory services to UMS in connection with the Invitation or that arise in connection with any other matter referred to in this Agreement, except to the extent that any such loss, damage, expense, liability or claim referred to in clause (ii) of this subsection (a) results from such Dealer Manager’s gross negligence, bad faith or willful misconduct in performing the services that are the subject of this Agreement. UMS also agrees to indemnify and hold you harmless against and to promptly reimburse you for any and all reasonable and documented expenses whatsoever (including legal and other fees and reasonable and documented expenses) reasonably incurred by you in connection with investigating, preparing for or defending against any such losses, damages, reasonable and documented expenses, liabilities or claims (or actions in respect thereof) after an itemized statement thereof, in reasonable detail, has been submitted to UMS whether or not resulting in any liability, and any amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever as set forth herein if such settlement is effected with the written consent of UMS. UMS also agrees that, except as provided in subsection (b) below, no Dealer Manager nor any of its affiliates, nor any partners, directors, officers, agents, employees or controlling persons (if any) of it or any of its affiliates, shall have any liability, in tort or contract or otherwise, to UMS or any person asserting a claim on behalf of or in the right of UMS, in each case for or in connection with any matter referred to in this Agreement, except to the extent that any loss, damage, expense, liability or claim incurred by UMS results from such Dealer Manager’s gross negligence, bad faith or willful misconduct in performing the services that are the subject of this Agreement.
     (b) Each Dealer Manager, severally but not jointly, (i) will indemnify and hold harmless UMS and each of its officials, including its authorized representative in the United States, who signed the Registration Statement, against any losses, claims, damages, reasonable and documented expense, liability or claim (or action in respect thereof) to which UMS may become subject, under the Act or otherwise, insofar as such losses, claims, damages, reasonable and documented expenses or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus as amended or supplemented, or any amendment or supplement thereto, the Invitation Material or the Additional Material or any of the documents referred to therein or in any amendment or supplement to any of the foregoing, or which arises out of or is based on the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Issuer Free Writing Prospectus, the Prospectus as amended or supplemented, the Invitation Material or the Additional Material or such amendment or supplement in reliance upon and in conformity with written information furnished to UMS by such Dealer Manager expressly for use therein, and (ii) will promptly reimburse UMS for any legal or other reasonable and documented expenses reasonably incurred by UMS in connection with investigating or defending any such action after an itemized statement thereof, in reasonable detail, has been submitted to such Dealer Manager.
     (c) Promptly after receipt by an indemnified party of notice of the commencement of any action under subsection (a) or (b) above for which indemnity may be sought, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided that an indemnifying party shall not, in connection with any one such action or separate but substantially similar actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to defend effectively against such action. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall, without the written consent of the indemnifying party (such consent not to be unseasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder.
     (d) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative economic benefits received by the indemnifying party on the one hand and the indemnified party on the other from the Invitation. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of UMS on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative economic benefits of UMS on the one hand and you on the other shall be deemed to be in the same proportion as the maximum aggregate value of the Reopened Notes proposed to be issued by UMS (assumed for this purpose only to be $4.8 billion) and/or the maximum aggregate consideration proposed to be paid by UMS to acquire Old Bonds pursuant to the Invitation bears to the maximum aggregate fee proposed to be paid pursuant to Section 6 hereof as a result of the Invitation. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by UMS on the one hand or you on the other and UMS’s or your relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. UMS and you agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if you were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (e) The reimbursement, indemnity and contribution obligations under this Section 11 shall be in addition to any liability that any indemnifying party may otherwise have, shall extend upon the same terms and conditions to the affiliates, partners, directors, agents, employees and controlling persons (if any) of each indemnifying party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of such party, any such affiliate and any such person.
     12.     Termination and Survival of Certain Provisions.
     (a) This Agreement may be terminated (a) by you (i) upon a withdrawal by you as Dealer Managers under the terms hereof or (ii) if UMS determines or acts to terminate, withdraw or suspend the Invitation prior to consummation thereof or (b) by UMS if it determines or acts to terminate or withdraw the Invitation prior to consummation thereof.
     (b) The agreements contained in Sections 7, 11 and 13 hereof, the agreements contained in Section 6 hereof (to the extent the transactions contemplated hereby have been consummated) and the representations and warranties of UMS set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any failure to commence, or the withdrawal, rescission, termination or consummation of, the Invitation or the termination or assignment of this Agreement, (b) any investigation made by or on behalf of any indemnified party, and (c) the completion of your services hereunder.

     13.     Jurisdiction and Immunity. UMS hereby appoints its Consul General in The City of New York (currently Mr. José Evaristo Ramón Xilotl Ramírez) and his successors as its authorized agent (the “Authorized Agent”) upon which process may be served in any action or proceeding arising out of or relating to this Agreement which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, and each party hereto irrevocably submits to the jurisdiction of any such court in respect of any such action and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such action in any such court. UMS waives any right to which it may be entitled on account of residence or domicile. UMS will maintain at all times in the Borough of Manhattan, The City of New York, a person acting as or discharging the function of Consul General as long as any of the Reopened Notes remain outstanding and until the Invitation is consummated and all amounts payable hereunder and thereunder have been paid, unless and until a successor agent shall have been appointed and such successor agent shall have accepted such appointment. UMS will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at 27 East 39th Street, New York, New York 10016, and written notice of such service mailed or delivered to UMS at its address set forth in Section 19 hereof shall be deemed, in every respect, effective service of process upon UMS. Notwithstanding the foregoing, any such action may be instituted in any competent court in the United Mexican States. UMS hereby waives irrevocably any immunity from jurisdiction to which it might otherwise be entitled (including sovereign immunity and immunity from pre-judgment attachment, post-judgment attachment and execution) in any such action in any state or federal court in the Borough of Manhattan, The City of New York, or in any competent court in the United Mexican States, except that under Article 4 of the Federal Code of Civil Procedures of the United Mexican States attachment prior to judgment or attachment in aid of execution will not be enforced by Mexican courts against property of UMS. The submission to jurisdiction and waiver of immunity by UMS contained herein is for the exclusive benefit of you (and your affiliates, partners, directors, agents, employees and controlling persons, if any, referred to in Section 11 hereof) and shall not extend to any other person.
     14.     Severability. If any provision hereof shall be determined to be invalid, illegal or unenforceable in any respect, such determination shall not affect any other provision hereof, which shall remain in full force and effect.
     15.     Counterparts. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     16.     Binding Effect. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon UMS, you and the other indemnified parties, and each of your and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.
     17.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law, except that all matters governing authorization and execution of this Agreement by UMS shall be governed by the laws of the United Mexican States.
     18.     Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and may not be modified or amended except in writing executed by the parties hereto.
     19.     Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by mail or facsimile transmission, to the parties hereto as follows:
     (a) If to you:
Barclays Capital Inc.
200 Park Avenue
New York, New York 10166
Attn: Latin America Debt Capital Markets
Facsimile: (212) 412-1665
and
Attn: Liability Management
Facsimile: (212) 412-1615
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Attn: Legal and Compliance – Transaction Advisory Group
Facsimile: (646) 225-5606
     (b) If to UMS:
Secretaría de Hacienda y Crédito Público
Palacio Nacional, Patio Central, 3er Piso, Oficina 3010
Colonia Centro
06000, Mexico D.F., Mexico

Attn: Deputy Undersecretary for Public Credit
Facsimile: (011) 52-559158-1156
     20.     Arm’s Length Contract. UMS hereby acknowledges and agrees that the Dealer Managers are acting solely in the capacity of an arm’s length contractual counterparty to UMS with respect to the transaction contemplated hereby (including in connection with determining the terms of the offering to purchase Old Bonds and to issue the Reopened Notes). Additionally, neither Dealer Manager is advising UMS or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. UMS shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Dealer Managers shall have no responsibility or liability to UMS with respect thereto, except as otherwise set forth herein. Any review by the Dealer Managers of UMS, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Dealer Managers and shall not be on behalf of UMS or any other person.
[Signature page follows]

     Please indicate your willingness to act as Dealer Managers on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Very truly yours, UNITED MEXICAN STATES
By:
	Name:	Gerardo Rodríguez Regordosa
	Title:	Deputy Undersecretary for Public Credit of the Ministry of Finance and Public Credit of the United Mexican States

Accepted as of the date
first set forth above:
BARCLAYS CAPITAL INC.

By:

Name:
Title:

MORGAN STANLEY & CO. INCORPORATED

By:

Name:
Title:

Schedule I
List of Old Bonds

Maturity
	Outstanding Principal		Date
Series of Bonds	Amount	ISIN	(mm/dd/yyyy)
8.125% Global Bonds due 2019	U.S.$2,025,434,000	US593048BN00	12/30/2019

8.00% Global Notes due 2022	U.S.$1,049,193,000	US91086QAJ76	09/24/2022

11.50% Global Bonds due 2026	U.S.$533,664,000	US593048AX90	05/15/2026

8.30% Global Notes due 2031	U.S.$2,691,426,000	US91086QAG38	08/15/2031

7.500% Global Notes due 2033	U.S.$2,485,878,000	US91086QAN88	04/08/2033

Schedule II
Expense Allocation for the Invitation
(Pursuant to Section 7 of the Dealer Managers Agreement)

	Dealer Managers’	UMS’s
Category of Expense	Share	Share
Fees and Disbursements of Dealer Managers’ Counsel (a)	100%	0%
Fees and Disbursements of UMS’s Counsel (b)	0%	100%
Bloomberg Roadshow Expenses	100%	0%
Luxembourg Listing Fees	100%	0%
Fiscal and Paying Agents	100%	0%
Settlement Agent	100%	0%
Exchange Agent	100%	0%
Information Agent	100%	0%
Listing Agent	100%	0%
Announcement Tombstones and Advertisements (Placed at Launch)	100%	0%
Reproduction/Mailing of Invitation Material, including the filing under the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system of the Commission of the Prospectus and the Form 18K/A of UMS filed in connection with the Invitation	100%	0%
Jurisdictional Analysis (Limited to work completed in this regard by UMS’s counsel)	0%	100%
Blue Sky Fees (Not including legal fees and disbursements of Dealer Managers’ counsel)	0%	100%
SEC Filing and Listing Fees	0%	100%
Other additional expenses related to the Invitation, including, but not limited to, out-of-pocket expenses, translations, documentation and travel expenses of UMS, if any.	100%	0%

(a) Includes fees and disbursements of Sullivan & Cromwell LLP, as the Dealer Managers’ United States counsel, and any other United States or foreign counsel retained by the Dealer Managers in connection with the Invitation. The allocation of expenses related to the Dealer Managers’ counsel is based on the assumption that UMS will bear complete responsibility for the investigation of all jurisdictional issues relating to the offering.
(b) Includes Cleary Gottlieb Steen & Hamilton LLP, as UMS’s United States counsel, and any other United States or foreign counsel retained by UMS in connection with the Invitation.

Annex I
     Capitalized terms used in this Annex I and not defined herein shall have the meanings ascribed thereto in the Dealer Managers Agreement to which this Annex I is appended.
OPINION THE DEPUTY DIRECTOR GENERAL OF LEGAL PROCEDURES OF CREDIT OF THE
MINISTRY OF FINANCE AND PUBLIC CREDIT OR THE FISCAL ATTORNEY OF THE FEDERATION OR
THE DEPUTY FISCAL ATTORNEY OF THE FEDERATION

Annex II
     Capitalized terms used in this Annex II and not defined herein shall have the meanings ascribed thereto in the Dealer Managers Agreement to which this Annex II is appended.
OPINION OF CLEARY GOTTLIEB STEEN & HAMILTON LLP

Annex III
List of Jurisdictions
(Pursuant to Section 4(d) of the Dealer Managers Agreement)
Belgium
Bermuda
Cayman Islands
France
Germany
Hong Kong
Ireland
Luxembourg
Mexico
The Netherlands
Singapore
Spain
Switzerland
United Kingdom

Annex IV
List of any Issuer Free Writing Prospectuses for which UMS has received the Dealer Managers’
consent on or prior to the Commencement of the Invitation
-     Press release dated January 8, 2007, announcing the commencement of the Invitation.